EXHIBIT 23.1

OWENS-ILLINOIS, INC.

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statements (Forms S-8 No. 333-69624 and 333-170220) pertaining to the Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and the Owens-Illinois de Puerto Rico Long-Term Savings Plan,

(2)         Registration Statement (Form S-8 No. 333-47691) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

(3)         Registration Statement (Form S-3 No. 333-99741) pertaining to the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc.,

(4)         Registration Statement (Form S-8 No. 333-142886) pertaining to the 2004 Equity Incentive Plan for Directors of Owens-Illinois, Inc.,

(5)         Registration Statements (Forms S-8 No. 333-133074, 333-170221, and 333-197743) pertaining to the Owens-Illinois, Inc. 2005 Incentive Award Plan,

of our report dated June 22, 2015 relating to the carve-out combined financial statements of Vitro S.A.B. de C.V.’s glass containers operations as of December 31, 2012, 2013 and 2014 appearing in this Amendment No. 1 to the Form 8-K/A of Owens-Illinois, Inc. dated September 22, 2015.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu

/s/ Carlos Javier Vazquez Ayala

September 22, 2015